Exhibit 99.1

MURPHY OIL ANNOUNCES EARNINGS AND MALAYSIAN WELL RESULTS

EL DORADO, Arkansas, February 1, 2006 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2005 was $154.6 million, $.82 per diluted share, compared to net income of $134.5 million, $.72 per diluted share, in the fourth quarter of 2004. Of the 2004 amount, income from continuing operations was $131.8 million, $.71 per share, and income from discontinued operations was $2.7 million, $.01 per share.

For the year of 2005, net income totaled $846.5 million, $4.51 per diluted share, compared to $701.3 million, $3.75 per diluted share, for 2004. Income from continuing operations was $837.9 million, $4.46 per share, in 2005 and $496.4 million, $2.65 per share, in 2004. Income from discontinued operations was $8.6 million, $.05 per share, in 2005 and $204.9 million, $1.10 per share, in 2004.

Fourth Quarter 2005 vs. Fourth Quarter 2004

The improvement in net income in the fourth quarter of 2005 compared to the same period of 2004 was mainly caused by income tax benefits of $21 million and higher oil and natural gas sales prices in 2005, but the period was unfavorably affected by hurricane-related expenses, higher exploration expenses and downtime at Gulf of Mexico production facilities. Hurricane-related expenses totaled $32.7 million and related mostly to higher insurance, repairs and other ongoing costs, primarily at the Meraux, Louisiana refinery, that are not expected to be recovered under the Company’s insurance policies.

Reviewing quarterly results by type of business, the Company’s income contribution from exploration and production operations was $128.7 million in the fourth quarter of 2005 compared to $152.7 million in the same quarter of 2004. Lower earnings in 2005 were primarily caused by higher exploration expense and lower tax benefits, partially offset by higher oil and natural gas sales prices and higher oil sales volumes in 2005. The Company’s crude oil and gas liquids production from continuing operations averaged 91,732 barrels per day in the fourth quarter of 2005 compared to 93,632 barrels per day in the 2004 quarter, with the net decrease in 2005 primarily attributable to Gulf of Mexico production lost due to hurricanes. Hurricanes Katrina and Rita reduced U.S. production by approximately 14,800 barrels of oil per day and 40 million cubic feet of natural gas per day in the 2005 fourth quarter, mostly due to production being shut-in while processing and transportation facilities owned by others downstream of our production facilities were being repaired. The Company produced more heavy oil from the Seal area in Western Canada in the 2005 quarter following a development drilling campaign. Oil production in the United Kingdom was lower in the 2005 quarter due to downtime for maintenance. Almost all of the Company’s Gulf of Mexico production is back on stream at year-end 2005. Crude oil sales volumes from continuing operations averaged 95,886 barrels per day in the fourth quarter of

2005 compared to 81,282 barrels per day in the 2004 quarter. The Company had virtually no sales from Block 16 in Ecuador in the 2004 fourth quarter while it was in the process of realigning its transportation and marketing arrangements. During the 2005 fourth quarter, the Company sold 7,213 barrels per day (663,561 barrels) for recoupment of 2004 Ecuador oil volumes owed to the Company by one of its three partners in Block 16. The Company continues to pursue recoupment of the remaining 2004 volumes (about 850,000 barrels) owed to the Company by the other two owners in Block 16. Natural gas sales volumes from continuing operations were 72 million cubic feet per day in the fourth quarter of 2005 compared to 92 million cubic feet per day in the 2004 quarter. The decline in natural gas sales volumes in the fourth quarter of 2005 was primarily due to natural gas production lost following hurricanes in the Gulf of Mexico and the sale of oil and natural gas properties on the continental shelf in the Gulf of Mexico in the second quarter of 2005. Worldwide crude oil and condensate sales prices averaged $45.78 per barrel for the 2005 fourth quarter compared to $39.51 per barrel in the 2004 quarter. North American natural gas sales prices averaged $13.56 per thousand cubic feet (MCF) in the 2005 fourth quarter compared to $7.48 per MCF in the 2004 quarter. Exploration expenses were $89.2 million in the 2005 fourth quarter compared to $21.8 million in the 2004 quarter, with the increase in 2005 mostly due to higher dry hole costs offshore Malaysia and the Republic of Congo. The fourth quarter of 2005 included dry hole costs for unsuccessful wells drilled at the Lebir, Kerian, Pergau and Pedu prospects in Blocks PM 311/312, offshore Malaysia. In addition, the 2005 quarter included higher 3-D seismic costs offshore Malaysia and Eastern Canada. The Company currently recognizes no income tax benefit for exploration expenses incurred on Peninsula Malaysia and Republic of Congo blocks. The 2005 fourth quarter included income tax benefits in the U.S. and U.K. of $6.4 million and $4.8 million, respectively, while the 2004 quarter included recognition of income tax benefits of $31.9 million related to Block K, Malaysia.

The Company’s refining and marketing operations generated a profit of $31.4 million in the fourth quarter of 2005 compared to a profit of $30.1 million in the 2004 quarter. The earnings in 2005 improved slightly due to higher profits in the U.K. Murphy’s downstream business incurred after-tax costs related to hurricanes of $15.9 million in the 2005 quarter ($25.4 million before income taxes). The Company’s Meraux, Louisiana, refinery experienced flooding following Hurricane Katrina and was shut down for the entire 2005 fourth quarter. The refinery is expected to be back in operation early in the second quarter of 2006.

Corporate activities resulted in after-tax costs of $5.5 million in the 2005 fourth quarter compared to costs of $51 million in the 2004 quarter. The 2005 quarter included income tax benefits of $9.7 million primarily for refund and settlement of U.S. income tax matters, while the 2004 quarter included a $27.5 million tax charge related to a 5% withholding tax on a cash dividend from a Canadian subsidiary and after-tax costs of $10 million for foreign exchange. In addition, the Company incurred less net interest expense in 2005 due to lower average debt and a higher portion of interest costs being capitalized.

Year 2005 vs. Year 2004

Income from both the exploration and production and refining and marketing businesses was significantly higher in 2005 compared to 2004, and the after-tax costs of corporate activities were lower in 2005.

The Company’s exploration and production operations earned $748.1 million in 2005 and $512.3 million in 2004. The primary reasons for the improved earnings in this business in 2005 were higher oil and natural gas sales prices, higher oil sales volumes, and a $104.5 million after-tax gain from the sale of mature oil and gas properties on the continental shelf of the Gulf of Mexico. Exploration expenses were $232.4 million in 2005 compared to $164.3 million in 2004, with the increase mostly due to higher dry hole costs in the Republic of Congo and higher 3-D seismic costs offshore Malaysia. Both years included expenses for hurricane repairs and incremental insurance costs. Crude oil and gas liquids production from continuing operations for 2005 averaged 101,349 barrels per day compared to 93,634 barrels per day in 2004. The higher production in 2005 was primarily attributable to start-up of the Front Runner field in late 2004. Oil production also increased in Malaysia and the heavy oil area in Canada, but declined in the U.K. following sale of the “T” Block field in 2004. Oil production in the U.S. in 2005 was reduced by about 6,000 barrels per day due to downtime caused by Hurricanes Katrina and Rita. Natural gas sales from continuing operations were 90 million cubic feet per day in 2005 compared to 109 million cubic feet per day in 2004, with the decline mostly caused by temporary production curtailment after Hurricanes Katrina and Rita of about 14 million cubic feet per day and the sale of properties on the continental shelf of the Gulf of Mexico in the second quarter of 2005. Crude oil and condensate sales prices averaged $45.25 per barrel in 2005 compared to $35.92 per barrel in 2004. North American natural gas was sold for $8.44 per MCF in 2005, up from $6.34 per MCF in 2004.

The Company’s refining and marketing operations generated income of $125.3 million in 2005 compared to income of $81.9 million in 2004. The improvement in 2005 was based on better margins in both the North American and U.K. businesses. The current year’s results included after-tax hurricane related costs of $29.8 million. The Meraux, Louisiana refinery was shut down for the last four months of 2005 following damage caused by Hurricane Katrina.

Corporate after-tax costs were $35.5 million in 2005 compared to $97.8 million in 2004, with the improvement mostly due to a favorable variance in income taxes. In 2005, the Company settled U.S. income tax audits which generated tax benefits of $9.7 million. In 2004, a dividend from a Canadian subsidiary to Murphy Oil Corporation led to a withholding tax charge of $27.5 million. The Company had less net interest expense in 2005 due to a combination of lower average debt levels and higher interest capitalized on development projects. The 2004 period included after-tax foreign exchange charges of $18.6 million, while the effect on 2005 from foreign exchange was insignificant.

The Company sold most of its conventional oil and gas assets in Western Canada in the second quarter of 2004 for cash proceeds of $582.7 million, which generated an after-tax gain of $171.1 million. The gain on sale as well as operating results of these sold assets have been reported as discontinued operations for all periods presented. A favorable adjustment of income taxes associated with this asset sale led to income from discontinued operations of $8.6 million in 2005.

Claiborne P. Deming, President and Chief Executive Officer, commented, “On the back of very strong prices for oil and natural gas in 2005, Murphy Oil posted the largest net income in the history of the Company. But for Hurricane Katrina and its aftermath, the year’s results would have been quite a bit better. The repair of the Meraux refinery and clean-up of the area affected by the oil spill caused by the hurricane continues to receive high priority within the Company. On the upstream side of the business, oil prices remain strong in early 2006 due to concern within the marketplace about continued stable worldwide production. North American natural gas prices have retreated from their high in late 2005 mostly due to warmer than normal winter weather in the United States and Canada. With the recent signing of Production Sharing Contracts covering Blocks K and P offshore Sabah, we will continue our active exploration program in Malaysia’s deep waters. Downstream results in early 2006 have been hurt by much narrower margins in both the refining and retail areas in the U.S. and U.K. We anticipate total worldwide production in the first quarter 2006 of 115,000 barrels of oil equivalent per day, and we currently expect earnings in the first quarter to be in the range of $.50 to $.90 per diluted share, including estimated expenses for repair costs at the Meraux refinery that are unlikely to be recovered from insurance. Results could vary based on commodity prices, drilling results, timing of oil sales, and timing and amount of hurricane-related costs.”

The public is invited to access the Company’s conference call to discuss fourth quarter 2005 results on Thursday, February 2 at 12:00 p.m. CT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-218-8862. The telephone reservation number for the call is 11050887. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through February 6 by calling

1-800-405-2236.

Summary financial data and operating statistics for the fourth quarter and year of 2005 with comparisons to 2004 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2005		Three Months Ended December 31, 2004
	Revenues	Income	Revenues	Income
Exploration and production
United States	$131.5	64.4	115.4	42.3
Canada	204.2	76.0	161.6	61.3
United Kingdom	51.3	27.0	36.3	14.7
Ecuador	43.3	12.3	.3	—
Malaysia	48.6	(27.2)	44.3	38.7
Other	1.8	(23.8)	.9	(4.3)

	480.7	128.7	358.8	152.7

Refining and marketing
North America	2,445.0	22.9	1,760.9	23.6
United Kingdom	282.0	8.5	200.6	6.5

	2,727.0	31.4	1,961.5	30.1

	3,207.7	160.1	2,320.3	182.8
Intersegment transfers elimination	(17.5)	—	(9.0)	—

	3,190.2	160.1	2,311.3	182.8
Corporate	5.2	(5.5)	(10.4)	(51.0)

Revenues/income from continuing operations	3,195.4	154.6	2,300.9	131.8
Discontinued operations, net of taxes	—	—	—	2.7

Total revenues/net income	$3,195.4	154.6	2,300.9	134.5

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004
	Revenues	Income	Revenues	Income
Exploration and production
United States	$849.0	385.5	482.8	159.5
Canada	781.3	308.2	606.7	232.2
United Kingdom	180.7	79.9	197.4	87.1
Ecuador	116.6	38.1	30.8	6.6
Malaysia	234.0	(4.7)	167.2	38.3
Other	4.4	(58.9)	3.4	(11.4)

	2,166.0	748.1	1,488.3	512.3

Refining and marketing
North America	8,844.6	85.5	6,264.9	53.4
United Kingdom	904.5	39.8	678.3	28.5

	9,749.1	125.3	6,943.2	81.9

	11,915.1	873.4	8,431.5	594.2
Intersegment transfers elimination	(59.7)	—	(62.8)	—

	11,855.4	873.4	8,368.7	594.2
Corporate	21.7	(35.5)	(8.9)	(97.8)

Revenues/income from continuing operations	11,877.1	837.9	8,359.8	496.4
Discontinued operations, net of taxes	—	8.6	—	204.9

Total revenues/net income	$11,877.1	846.5	8,359.8	701.3

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

FOURTH QUARTER 2005 AND 2004

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended December 31, 2005
Oil and gas sales and other revenues	$131.5	142.5	51.3	43.3	48.6	1.8	61.7	480.7
Production expenses	6.1	15.9	6.2	10.7	8.1	—	29.3	76.3
Depreciation, depletion and amortization	14.7	30.2	6.7	9.1	9.9	.1	3.4	74.1
Accretion of asset retirement obligations	.7	.9	.4	—	—	.1	.1	2.2
Net costs associated with hurricanes*	4.8	1.3	.5	—	.1	—	.5	7.2
Exploration expenses
Dry holes	4.9	(.3)	—	1.0	34.4	22.0	—	62.0
Geological and geophysical	2.7	3.5	—	—	12.9	.1	—	19.2
Other	1.6	.2	—	—	—	.9	—	2.7

	9.2	3.4	—	1.0	47.3	23.0	—	83.9
Undeveloped lease amortization	4.1	.8	—	—	—	.4	—	5.3

Total exploration expenses	13.3	4.2	—	1.0	47.3	23.4	—	89.2

Selling and general expenses	5.2	2.0	.2	.4	2.3	2.0	.2	12.3
Income tax provisions	22.3	31.1	10.3	9.8	8.1	—	9.1	90.7

Results of operations (excluding corporate overhead and interest)	$64.4	56.9	27.0	12.3	(27.2)	(23.8)	19.1	128.7

Three Months Ended December 31, 2004
Oil and gas sales and other revenues	$115.4	112.0	36.3	.3	44.3	.9	49.6	358.8
Production expenses	19.7	12.2	3.0	.1	4.5	—	22.5	62.0
Depreciation, depletion and amortization	15.9	28.2	6.1	.1	8.0	—	2.8	61.1
Accretion of asset retirement obligations	1.0	.8	.3	—	.1	.1	.1	2.4
Estimated retrospective insurance costs	6.1	2.9	2.4	—	.1	—	1.1	12.6
Exploration expenses
Dry holes	.6	(1.7)	.7	—	10.9	—	—	10.5
Geological and geophysical	4.4	(.1)	—	—	—	.4	—	4.7
Other	1.6	.1	(.1)	—	.1	.2	—	1.9

	6.6	(1.7)	.6	—	11.0	.6	—	17.1
Undeveloped lease amortization	3.4	.8	—	—	—	.5	—	4.7

Total exploration expenses	10.0	(.9)	.6	—	11.0	1.1	—	21.8

Selling and general expenses	5.1	1.4	.4	.1	1.3	2.7	.1	11.1
Income tax provisions (benefits)	15.3	22.3	8.8	—	(19.4)	1.3	6.8	35.1

Results of operations (excluding corporate overhead and interest)	$42.3	45.1	14.7	—	38.7	(4.3)	16.2	152.7

*Certain hurricane-related insurance costs have been allocated to non-U.S. reporting segments.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

FULL YEAR 2005 AND 2004

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Twelve Months Ended December 31, 2005
Oil and gas sales and other revenues	$849.0	556.6	180.7	116.6	234.0	4.4	224.7	2,166.0
Production expenses	70.8	58.7	18.4	25.3	35.2	—	97.0	305.4
Depreciation, depletion and amortization	87.2	121.4	25.0	23.5	48.9	.3	12.8	319.1
Accretion of asset retirement obligations	3.3	3.5	1.6	—	.2	.5	.5	9.6
Net costs associated with hurricanes*	12.4	3.4	1.2	—	.2	—	1.6	18.8
Exploration expenses
Dry holes	21.4	(1.0)	3.8	1.0	55.8	45.0	—	126.0
Geological and geophysical	18.1	7.6	—	—	45.9	1.8	—	73.4
Other	5.7	.6	.3	—	—	3.6	—	10.2

	45.2	7.2	4.1	1.0	101.7	50.4	—	209.6
Undeveloped lease amortization	18.2	3.1	—	—	—	1.5	—	22.8

Total exploration expenses	63.4	10.3	4.1	1.0	101.7	51.9	—	232.4

Selling and general expenses	22.0	8.2	2.8	1.0	7.4	9.9	.7	52.0
Income tax provisions	204.4	118.6	47.7	27.7	45.1	.7	36.4	480.6

Results of operations (excluding corporate overhead and interest)	$385.5	232.5	79.9	38.1	(4.7)	(58.9)	75.7	748.1

Twelve Months Ended December 31, 2004
Oil and gas sales and other revenues	$482.8	432.5	197.4	30.8	167.2	3.4	174.2	1,488.3
Production expenses	76.3	39.4	18.8	13.9	22.7	—	77.9	249.0
Depreciation, depletion and amortization	66.9	100.8	28.0	5.3	29.6	.1	10.8	241.5
Accretion of asset retirement obligations	3.7	2.9	2.3	—	.2	.4	.4	9.9
Storm damage and estimated retrospective insurance costs	8.7	2.9	2.4	—	.1	—	1.1	15.2
Exploration expenses
Dry holes	41.3	21.4	.7	—	47.4	.1	—	110.9
Geological and geophysical	10.1	1.6	–	—	15.1	1.6	—	28.4
Other	5.6	1.8	.3	—	.2	.7	—	8.6

	57.0	24.8	1.0	—	62.7	2.4	—	147.9
Undeveloped lease amortization	12.8	2.7	—	—	–	.9	—	16.4

Total exploration expenses	69.8	27.5	1.0	—	62.7	3.3	—	164.3

Selling and general expenses	19.3	9.4	2.8	.6	4.8	9.2	.6	46.7
Income tax provisions	78.6	76.4	55.0	4.4	8.8	1.8	24.4	249.4

Results of operations (excluding corporate overhead and interest)	$159.5	173.2	87.1	6.6	38.3	(11.4)	59.0	512.3

*Certain hurricane-related insurance costs have been allocated to non-U.S. reporting segments.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004*
Revenues	$3,195,418	2,300,965	11,877,151	8,359,839

Costs and expenses
Crude oil and product purchases	2,480,151	1,724,487	8,783,042	6,153,413
Operating expenses	207,612	216,586	848,647	736,057
Exploration expenses	89,232	21,751	232,400	164,227
Net costs associated with hurricanes	32,716	—	66,770	3,350
Selling and general expenses	41,034	34,832	158,889	132,329
Depreciation, depletion and amortization	89,313	82,942	396,875	321,446
Accretion of asset retirement obligations	2,301	2,468	9,704	10,017
Interest expense	11,529	13,899	47,304	56,224
Interest capitalized	(11,383)	(7,077)	(38,539)	(22,160)

	2,942,505	2,089,888	10,505,092	7,554,903

Income from continuing operations before income taxes	252,913	211,077	1,372,059	804,936
Income tax expense	98,355	79,286	534,156	308,541

Income from continuing operations	154,558	131,791	837,903	496,395
Income from discontinued operations, net of tax	—	2,689	8,549	204,920

Net income	$154,558	134,480	846,452	701,315

Per Common share—Basic
Continuing operations	$.83	.72	4.54	2.70
Discontinued operations	—	.01	.05	1.11

Net income	$.83	.73	4.59	3.81

Per Common share—Diluted
Continuing operations	$.82	.71	4.46	2.65
Discontinued operations	—	.01	.05	1.10

Net income	$.82	.72	4.51	3.75

Cash dividends per Common share	$.1125	.1125	.45	.425
Average Common shares outstanding (thousands)
Basic	185,198	184,053	184,355	183,973
Diluted	188,348	187,303	187,889	186,887

*Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Operating Activities
Income from continuing operations	$154,558	131,791	837,903	496,395
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	89,313	82,942	396,875	321,446
Provisions for major repairs	7,710	7,516	35,020	30,208
Expenditures for major repairs and asset retirement obligations	(1,670)	(3,887)	(31,919)	(18,587)
Dry holes	62,000	10,496	125,992	110,866
Amortization of undeveloped leases	5,300	4,710	22,819	16,415
Accretion of asset retirement obligations	2,301	2,468	9,704	10,017
Deferred and noncurrent income tax charges	20,678	9,394	40,755	106,159
Pretax (gains) losses from dispositions of assets	3,031	306	(175,140)	(69,594)
Net decrease (increase) in operating working capital other than cash and cash equivalents	101,516	(79,124)	(49,413)	(20,053)
Other	10,805	58,602	4,117	51,785

Net cash provided by continuing operations	455,542	225,214	1,216,713	1,035,057
Net cash provided by discontinued operations	—	1,161	8,549	61,961

Net cash provided by operating activities	455,542	226,375	1,225,262	1,097,018

Investing Activities
Property additions and dry holes	(365,112)	(207,311)	(1,246,242)	(938,449)
Proceeds from sale of assets	(976)	866	172,653	60,404
Purchase of investment securities	—	(17,892)	—	(17,892)
Proceeds from maturity of investment securities	—	—	17,892	—
Other—net	(4,721)	(387)	(9,943)	(840)
Investing activities of discontinued operations:
Sales proceeds	—	298	—	582,973
Other	—	(111)	—	(9,730)

Net cash required by investing activities	(370,809)	(224,537)	(1,065,640)	(323,534)

Financing Activities
Decrease in notes payable	(17,321)	(426,586)	(46,386)	(454,178)
Decrease in nonrecourse debt of a subsidiary	—	(3,829)	(4,193)	(40,799)
Proceeds from exercise of stock options and employee stock purchase plan	7,782	978	26,513	3,156
Cash dividends paid	(20,894)	(20,709)	(83,199)	(78,205)
Other	—	—	(1,052)	—

Net cash used in financing activities	(30,433)	(450,146)	(108,317)	(570,026)

Effect of exchange rate changes on cash and cash equivalents	(622)	28,704	(1,497)	79,642

Net increase (decrease) in cash and cash equivalents	53,678	(419,604)	49,808	283,100
Cash and cash equivalents at beginning of period	531,655	955,129	535,525	252,425

Cash equivalents at December 31	$585,333	535,525	585,333	535,525

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2004)

(Millions of dollars)

			Dec. 31, 2005	Dec. 31, 2004
Total current assets			$1,838.9	1,629.4
Total current liabilities			1,287.0	1,205.0
Total assets			6,368.5	5,458.2
Long-term debt
Notes payable			597.9	597.7
Nonrecourse debt			11.7	15.6
Stockholders' equity			3,461.0	2,649.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Capital expenditures
Exploration and production
United States	$42.3	41.2	187.2	201.3
Canada	82.7	72.9	270.6	345.5
Malaysia	129.9	59.8	476.1	260.2
Other	71.8	11.6	158.0	32.2

	326.7	185.5	1,091.9	839.2

Refining and marketing
North America	28.0	22.6	123.3	124.0
United Kingdom	11.1	5.3	79.1	10.7

	39.1	27.9	202.4	134.7

Corporate	21.2	.4	35.5	1.5

Total capital expenditures	387.0	213.8	1,329.8	975.4

Charged to exploration expenses*
United States	9.2	6.6	45.2	57.0
Canada	3.4	(1.7)	7.2	24.8
Malaysia	47.3	11.0	101.7	62.7
Other	24.0	1.2	55.5	3.4

Total charged to exploration expenses	83.9	17.1	209.6	147.9

Total capitalized	$303.1	196.7	1,120.2	827.5

*Excludes amortization of undeveloped leases of	$5.3	4.7	22.8	16.4

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net crude oil, condensate and gas liquids produced – barrels per day	91,732	93,834	101,349	96,740
Continuing operations	91,732	93,632	101,349	93,634
Crude oil and condensate
United States	15,986	18,146	25,777	19,154
Canada – light	171	127	160	168
– heavy	14,564	9,623	11,806	5,838
– offshore	21,875	21,512	23,124	25,407
– synthetic	11,183	11,253	10,593	11,794
United Kingdom	6,863	9,329	7,955	10,800
Ecuador	8,168	7,592	7,871	7,735
Malaysia	12,434	15,403	13,503	11,885
Natural gas liquids
United States	22	142	120	160
Canada	385	462	403	482
United Kingdom	81	43	37	211
Discontinued operations	—	202	—	3,106

Net crude oil, condensate and gas liquids sold – barrels per day	95,886	81,484	103,244	92,366
Continuing operations	95,886	81,282	103,244	89,260
Crude oil and condensate
United States	15,986	18,146	25,777	19,154
Canada – light	171	127	160	168
– heavy	14,564	9,623	11,806	5,838
– offshore	19,560	21,810	22,443	26,306
– synthetic	11,183	11,253	10,593	11,794
United Kingdom	7,689	8,710	8,247	10,800
Ecuador	16,225	174	9,821	3,414
Malaysia	10,101	10,835	13,818	11,020
Natural gas liquids
United States	22	142	120	160
Canada	385	462	403	482
United Kingdom	—	—	56	124
Discontinued operations	—	202	—	3,106

Net natural gas sold – thousands of cubic feet per day	72,504	89,695	90,198	140,212
Continuing operations	72,504	92,008	90,198	109,452
United States	45,244	71,038	70,452	88,621
Canada	9,527	13,274	10,323	13,972
United Kingdom	17,733	7,696	9,423	6,859
Discontinued operations	—	(2,313)	—	30,760

Total net hydrocarbons produced – equivalent barrels per day[1,2]	103,816	108,967	116,382	111,876
Total net hydrocarbons sold – equivalent barrels per day[1,2]	107,970	96,616	118,277	107,502

1Natural gas converted on an energy equivalent basis of 6:1.

2Continuing operations only.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005		2004	2005		2004
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$52.45		38.96	47.48		35.35
Canada (2) – light	57.15		42.51	52.47		37.70
– heavy	23.13	(3)	20.54	21.30	(3)	20.26
– offshore	54.63		41.54	51.37		36.60
– synthetic	60.04		47.83	58.12		40.35
United Kingdom	56.64		40.13	52.83		36.82
Ecuador	29.00	(5)	27.95	32.54	(5)	24.78
Malaysia	53.48	(4)	44.36	46.16	(4)	41.35
Natural gas liquids – dollars per barrel (1)
United States	$50.34		36.05	35.09		29.77
Canada (2)	46.49		36.42	40.90		30.83
United Kingdom	—		—	34.77		26.91
Natural gas – dollars per thousand cubic feet
United States (1)	$13.93		7.58	8.52		6.45
Canada (2)	11.83		6.92	7.88		5.64
United Kingdom (2)	6.76		5.52	5.80		4.52

Refinery inputs – barrels per day	75,178		179,365	144,253		176,445
North America	38,798		142,699	110,996		139,790
United Kingdom	36,380		36,666	33,257		36,655

Petroleum products sold – barrels per day	358,286		352,110	358,255		338,908
North America	319,524		314,029	322,714		301,801
Gasoline	252,852		218,102	233,191		207,786
Kerosine	3,896		9,633	5,671		4,811
Diesel and home heating oils	52,902		63,973	60,228		66,648
Residuals	4,372		15,246	15,330		13,699
Asphalt, LPG and other	5,502		7,075	8,294		8,857
United Kingdom	38,762		38,081	35,541		37,107
Gasoline	16,263		10,559	12,739		11,435
Kerosine	2,950		3,590	2,410		2,756
Diesel and home heating oils	12,933		15,225	14,910		14,649
Residuals	3,920		3,955	3,242		4,062
LPG and other	2,696		4,752	2,240		4,205

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company's 2005 hedging program.
(4)	Price is net of a payment under the terms of the production sharing contract for Block SK 309.
(5)	Includes price attained in 2005 for settlement of a portion of crude oil undersold in 2004 in Block 16, Ecuador. Excluding this settlement, prices for the fourth quarter and year 2005 would have been $34.37 and $34.87 per barrel, respectively.